EXHIBIT 23.2

K. BRIAN PYBUS, CPA, P.A.
CERTIFIED PUBLIC ACCOUNTANT

AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS	818 U.S. HIGHWAY ONE, SUITE 8
FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS	NORTH PALM BEACH, FLORIDA 33408
PHONE (561) 282-1870
FAX (561) 282-1871
www.pybuscpa.com

November 9, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form S-8 of our report dated September 23, 2010 and the audited financial statements for Healthient, Inc. for the fiscal years ended June 30, 2010 and for the period from April 29, 2009 (Inception) to June 30, 2009.

/s/ K.BRIAN PYBUS, CPA, P.A.

K. Brian Pybus, CPA, P.A.
North Palm Beach, Florida